UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 29, 2007, MediciNova, Inc. (the “Company”) entered into an Underwriting Agreement with MDB Capital Group, LLC relating to the public offering of 1,000,000 shares of the Company’s common stock at a public offering price of $12.00 per share. Pursuant to the Underwriting Agreement, the Company granted the underwriter an option to purchase up to an additional 150,000 shares of common stock to cover any over-allotments. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-138241) filed with the Securities and Exchange Commission on November 14, 2006, and the final prospectus supplement to the Registration Statement dated January 29, 2007.

In connection with this offering of the Company’s common stock, the Company is filing Exhibits 1.1 and 99.1 as part of this Current Report on Form 8-K to be incorporated by reference in their entirety into the Company’s Registration Statement on Form S-3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated January 29, 2007, between the Company and MDB Capital Group, LLC

99.1	Press Release dated January 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2007

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

1.1	Underwriting Agreement, dated January 29, 2007

99.1	Press Release dated January 29, 2007